Exhibit 4.256

AMENDMENT NO. 1

TO

SERIES 2011-1 SUPPLEMENT

dated as  of February 16, 2012

between

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
a New York banking corporation,
as Trustee

AMENDMENT NO. 1
TO SERIES 2011-1 SUPPLEMENT

This Amendment No. 1 to Series 2011-1 Supplement dated as of February 16, 2012 (“Amendment”), between Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”) (RCFC and the Trustee are collectively referred to herein as the “Parties”).

RECITALS:

A.           RCFC, as Issuer, and the Trustee entered into that certain Amended and Restated Base Indenture dated as of February 14, 2007 (the “Base Indenture”);

B.           RCFC and the Trustee entered into that certain Series 2011-1 Supplement dated as of July 28, 2011 (the “Series 2011-1 Supplement”); and

C.           The Parties wish to amend and supplement the Series 2011-1 Supplement as provided herein pursuant to Section 8.7(a)(ii) thereof.

NOW THEREFORE, the Parties hereto agree as follows:

1. Definitions.  Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2011-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

2. Amendment.  The Series 2011-1 Supplement is hereby amended as follows:

(a)           The definition of “Enhancement Letter of Credit Application and Agreement” in Section 2.1(b) of the Series 2011-1 Supplement is hereby amended by adding the words “and any successor or replacement agreement entered into with a successor or replacement Series 2011-1 Letter of Credit Provider” immediately prior to the period at the end of such definition.

(b)           Section 4.15(b) is hereby amended by deleting the words “the least of” in subclause (1).

3. Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2011-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2011-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Series 2011-1 Supplement specifically referred to herein and any references in the Series 2011-1 Supplement to the provisions of the Series 2011-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4. Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5. GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7. Conditions Precedent.  This Amendment shall become effective as of the date upon which the following conditions precedent shall be satisfied (the “Effective Date”):

(a)           execution and delivery of this Amendment by the parties hereto, with the executed consent of Dollar Thrifty Automotive Group, Inc.; and

(b)           satisfaction of the Rating Agency Condition.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RCFC:

RENTAL CAR FINANCE CORP.,
an Oklahoma corporation

By:       _________________________
Name:  _________________________
Title:    _________________________

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, a New York banking corporation

By:       _________________________
Name:  _________________________
Title:    _________________________

By:       _________________________
Name:  _________________________
Title:    _________________________

Pursuant to Section 8.7(a)(ii) of the Series 2011-1 Supplement, Dollar Thrifty Automotive Group, Inc. hereby consents to this Amendment as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP,
INC., a Delaware corporation

By:       _________________________
Name:  _________________________
Title:    _________________________